SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K



                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 12, 1994


                              COMSAT Corporation
            (Exact name of Registrant as specified in Charter)


  District of Columbia           1-4929             52-0781863
- -----------------------       -----------         --------------
(State or other juris-        (Commission         (IRS Employer
diction of incorporation      File Number)        Identification
                                                  Number)


 6560 Rock Spring Drive,    Bethesda, MD              20817
 ----------------------------------------            --------
 (Address of principal executive offices)            Zip Code


Registrant's telephone number, including area code:  (301) 214-3000


                               Not applicable
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)


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Item 5.  Other Events

     Attached to this report as Exhibit 20(a), and incorporated by reference in this item, is a Press Release of the Corporation, distributed on July 12, 1994, reporting that the audit by the Federal Communications Commission of the participation of COMSAT Mobile Communications (CMC) in Inmarsat and CMC's earnings in 1991 and 1992 has been completed.

     Attached to this report as Exhibit 20(b), and incorporated by reference in this item, is a Press Release of the Corporation, distributed on July 15, 1994, describing the Corporation's financial results for the quarter ending June 30, 1994.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.                        Description

     20(a)                    Press Release dated July 12, 1994.

     20(b)                    Press Release dated July 15, 1994.


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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COMSAT Corporation




                         By:   /s/ Allen E. Flower
                              Allen E. Flower
                              Controller


Date: July 15, 1994


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                              EXHIBIT INDEX



Exhibit No.                Description                      Page
- -----------                -----------                      ----

  20(a)           Press Release dated July 12, 1994.          5

  20(b)           Press Release dated July 15, 1994.          6


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

                                                               Exhibit 20(a)

                                                    July 12, 1994


For immediate release


FCC AUDIT OF COMSAT MOBILE COMMUNICATIONS COMPLETED

  BETHESDA, Md. -- COMSAT Corporation announced today that the FCC review of COMSAT Mobile Communications' (CMC) financial participation in Inmarsat and CMC's earnings in 1991 and 1992 has been completed. COMSAT has been informed by the FCC that CMC's earnings during those years do not appear excessive, and that the FCC does not intend to take enforcement action regarding these matters.

  "We are pleased that the Federal Communications Commission's review has been concluded," said Bruce L. Crockett, president and CEO of COMSAT Corporation. "We cooperated fully with the FCC during this 11-month review and are very happy with the final outcome."

  COMSAT Mobile Communications, a division of COMSAT Corporation, provides maritime, land mobile and aeronautical satellite services to customers around the world via the Inmarsat system, the London-based consortium of 74 countries that operates the global communications satellite network.

  COMSAT Corporation (NYSE:CQ) is an international communications, information and entertainment-distribution services company. It provides voice, video and data services to customers worldwide by fixed and mobile technologies and is the largest owner and user of the global INTELSAT and Inmarsat communications satellite networks. COMSAT Corporation also furnishes satellite systems integration, wireless networks and technical consulting; offers on-demand entertainment and information services to the hospitality industry; and owns the NBA Denver Nuggets.

                              # # #

CONTACT:      Joe Tomkowicz   media relations     (301) 214-3658
              Mike Troiano investor relations     (301) 214-3244


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                                                                Exhibit 20(b)

                                             July 15, 1994


For immediate release


COMSAT REPORTS RECORD REVENUES FOR 2ND Q UARTER,
INCREASES QUARTERLY DIVIDEND

  BETHESDA, Md. -- COMSAT Corporation today reported record second quarter 1994 revenues of $207.9 million, including $4.8 million in proceeds from the settlement of business-interruption insurance claims. Second quarter net income was $21.6 million, or 46 cents per share, compared to $23.1 million, or 49 cents per share, for the second quarter of 1993 as restated. Earnings for second quarter 1994 reflect transaction costs associated with the merger of Radiation Systems, Inc. of $4.1 million after tax or eight cents per share.

  "Our second quarter results show that we're regaining momentum after a relatively slow first quarter," said Bruce L. Crockett, president and CEO of COMSAT Corporation. "We've strengthened our business by creating COMSAT RSI through completion of the Radiation Systems merger, and we're seeing a huge increase in our On Command Video (OCV) business. We remain committed to pursuing double-digit growth in earnings over restated 1993 results, but the combination of our performance year-to-date and the merger's impact on the number of outstanding shares lead us to believe that actual results may be slightly below that goal."

  In the Entertainment segment, COMSAT Video Enterprises revenues grew 44 percent to $38.5 million in the second quarter compared to $26.8 million a year ago. Operating income increased more than eight-fold, from $0.5 million a year ago to $4.7 million -- largely due to increased OCV

                                  (more)

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COMSAT Q2 1994 RESULTS -- page two                               7/15/94

installations and the success of the NBA Denver Nuggets franchise. The total number of installed and backlog hotel rooms for the OCV service reached 335,000 in the second quarter, compared to 125,000 for the same period a year ago.

  Revenues in the International Communications segment, which includes COMSAT World Systems (CWS) and COMSAT International Ventures (CIV), were $63.9 million, or about the same as a year ago. Increased revenues in CIV were offset by CWS rate cuts instituted last year. Operating income was down four percent to $24.3 million -- due to operating losses from new ventures, the results of the rate cuts, and increased depreciation costs offset by adjustments associated with INTELSAT's pension plans.

  COMSAT Mobile Communications revenues fell slightly to $46.1 million from $47.2 million a year earlier due to rate cuts instituted last year and a small drop in analog traffic. With commissioned digital terminals exceeding 2,100, digital traffic grew 35 percent over last quarter. Operating income was off 17 percent to $9.7 million from $11.7 million a year earlier due to the decrease in revenues, increased depreciation costs and a lower share of Inmarsat system revenues.

  In the Technology Services segment, which includes COMSAT RSI and COMSAT Laboratories, revenues in the second quarter were $61.6 million, compared to $51.3 million for the same period a year earlier. Without business-interruption insurance proceeds of $4.8 million in second quarter 1994 and $1.3 million in second quarter 1993, revenues grew by 13 percent. Operating income was $4.1 million, the same as a year ago. Excluding $4.3 million in

                              (more)

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COMSAT Q2 1994 RESULTS -- page three                       7/15/94

transaction and integration costs associated with the merger of Radiation Systems, Inc., and the business-interruption insurance proceeds, operating income grew $0.7 million over the second quarter of 1993. The business-interruption insurance proceeds cover revenue losses resulting from tornado damage to a COMSAT RSI plant in Florida in 1992.

  In other business, the Board of Directors increased the regular quarterly dividend to 19.5 cents per share, an increase of five percent, or one cent, payable September 12, 1994, to shareholders of record August 12, 1994. This is the 96th consecutive quarterly dividend declared by the corporation.

  COMSAT Corporation (NYSE:CQ) is an international communications, information and entertainment-distribution services company. It provides voice, video and data services to customers worldwide by fixed and mobile technologies and is the largest owner and user of the global INTELSAT and Inmarsat communications satellite networks. COMSAT Corporation also furnishes satellite systems integration, wireless networks and technical consulting; offers on-demand entertainment and information services to the hospitality industry; and owns the NBA Denver Nuggets.

                              # # #

CONTACT:      Joe Tomkowicz   media relations     (301) 214-3658
              Mike Troiano investor relations     (301) 214-3244

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